Exhibit 99.1

For Additional Information:

Bryan Giglia

Sunstone Hotel Investors, Inc.

(949) 382-3036

Aaron Reyes

Sunstone Hotel Investors, Inc.

(949) 382-3018

SUNSTONE HOTEL INVESTORS SUCCESSFULLY AMENDS UNSECURED DEBT AGREEMENTS AND ACHIEVES ADDITIONAL FLEXIBILITY TO NAVIGATE THE CURRENT ENVIRONMENT

IRVINE, CA – July 16, 2020 – Sunstone Hotel Investors, Inc. (the “Company” or “Sunstone”) (NYSE: SHO) announced today that it has completed amendments to the agreements governing its in-place unsecured debt, including the Company’s $500 million revolving credit facility, $185 million of funded term loan facilities and $240 million of outstanding private placement senior notes.

Key terms of the amended agreements include:

●	Waiver of required financial covenants through the end of the first quarter of 2021, with quarterly testing resuming for the period ending June 30, 2021 (the “Covenant Relief Period”). The Company can elect to terminate the Covenant Relief Period early, subject to the achievement of certain financial covenants;
●	Modification of the required quarterly-tested financial covenants to ease compliance for the three quarters following the end of the Covenant Relief Period;
●	Continued payment of existing preferred stock dividends and the ability to issue up to $200 million of additional preferred stock subject to satisfaction of certain conditions;
●	Unlimited ability to fund future acquisitions with proceeds from the issuance of common equity or through the sale of unencumbered assets;
●	Flexibility to invest up to $250 million into acquisitions (in addition to equity funded or sale proceeds acquisitions) subject to maintaining certain minimum liquidity thresholds;
●	Ability to invest up to $110 million into capital improvements through the end of the Covenant Relief Period;
●	Ability to pay dividends on common stock subject to the minimum amount required to maintain REIT status and comply with IRS regulations;
●	Addition of a 25-basis point LIBOR floor for the remaining term of the revolving credit facility and term loan facilities. The applicable LIBOR spread for each of the facilities will be fixed during the Covenant Relief Period. In addition, there will be a 1.00% increase in the annual interest rate of the senior notes during the Covenant Relief Period which will decrease to 0.75% following the Covenant Relief Period until the Company’s leverage ratio is below 5.0x;
●	Addition of certain restrictions and covenants during the Covenant Relief Period including, but not limited to, restrictions on share repurchase, certain required mandatory debt prepayments on asset sales and equity issuances (if funds are not used to purchase assets), and restrictions on the incurrence of new indebtedness.

Prior to the closing of the unsecured debt agreement amendments, the Company repaid $250 million of the previously outstanding $300 million balance on its revolving credit facility.

John Arabia, President and CEO, stated, "We are pleased to announce the favorable amendment of our unsecured debt agreements and appreciate the overwhelming support from our long-standing lender and noteholder relationships, especially during this challenging time period. The amended agreements provide the Company with the necessary near-term covenant relief and the flexibility to invest in acquisition opportunities that arise."

About Sunstone Hotel Investors, Inc.

Sunstone Hotel Investors, Inc. is a real estate investment trust (“REIT”) that invests in Long-Term Relevant Real Estate® within the hospitality sector. Sunstone’s hotels are primarily in the urban and resort upper upscale segment and are predominantly operated under nationally recognized brands such as Marriott, Hilton and Hyatt. For further information, please visit Sunstone’s website at www.sunstonehotels.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” “will” and other similar terms and phrases, including opinions, references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: the short-term and long-term impact on the Company’s business of the COVID-19 global pandemic and the response of governments and the Company to the outbreak; general economic and business conditions, including a U.S. recession, trade conflicts and tariffs between the U.S. and its trading partners, changes in the European Union or global economic slowdown, which may diminish the desire for leisure travel or the need for business travel, as well as any type of flu or disease-related pandemic or the adverse effects of climate change, affecting the lodging and travel industry, internationally, nationally and locally; the Company’s need to operate as a REIT and comply with other applicable laws and regulations, including new laws, interpretations or court decisions that may change the federal or state tax laws or the federal or state income tax consequences of the Company’s qualification as a REIT; rising hotel operating costs due to labor costs, workers’ compensation and health-care related costs, including the impact of the Patient Protection and Affordable Care Act or its potential replacement, utility costs, insurance and unanticipated costs such as acts of nature and their consequences and other factors that may not be offset by increased room rates; relationships with, and the requirements and reputation of, the Company’s franchisors and hotel brands; relationships with, and the requirements, performance and reputation of, the managers of the Company’s hotels; the ground, building or airspace leases for four of the 19 Hotels the Company has interests in as of the date of this release; competition for the acquisition of hotels, and the Company’s ability to complete acquisitions and dispositions; performance of hotels after they are acquired; new hotel supply, or alternative lodging options such as timeshare, vacation rentals or sharing services such as Airbnb, in the Company’s markets, which could harm its occupancy levels and revenue at its hotels; competition from hotels not owned by the Company; the need for renovations, repositionings and other capital expenditures for the Company’s hotels; the impact, including any delays, of renovations and repositionings on hotel operations; changes in the Company’s business strategy or acquisition or disposition plans; the Company’s level of debt, including secured, unsecured, fixed and variable rate debt; financial and other covenants in the Company’s debt and preferred stock; the Company’s hotels may become impaired, or its hotels which have previously become impaired may become further impaired in the future, which may adversely affect its financial condition and results of operations; volatility in the capital markets and the effect on lodging demand or the Company’s ability to obtain capital on favorable terms or at all; potential adverse tax consequences in the event that the Company’s operating leases with its taxable REIT subsidiaries are not held to have been made on an arm’s-length basis; system security risks, data protection breaches, cyber-attacks, including those impacting the Company’s hotel managers or other third parties, and systems integration issues; other events beyond the Company’s control, including natural disasters, terrorist attacks or civil unrest; and other risks and uncertainties associated with our business described in the Company’s filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All forward-looking information provided herein is as of the date of this release, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

This release should be read together with the consolidated financial statements and notes thereto included in our most recent reports on Form 10-K and Form 10-Q. Copies of these reports are available on our website at www.sunstonehotels.com and through the SEC’s Electronic Data Gathering Analysis and Retrieval System (“EDGAR”) at www.sec.gov.